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                                                                       EXHIBIT 5

                             KENNEDY & BARIS, L.L.P.
                               ATTORNEYS AT LAW
                                   SUITE P-15
                              4701 SANGAMORE ROAD
    TEXAS OFFICE:            BETHESDA, MD 20816       WASHINGTON DC OFFICE:
     SUITE 2550                 (301) 229-3400              SUITE 320
112 EAST PECAN STREET         FAX: (301) 229-2443    1225 NINETEENTH STREET, NW
 SAN ANTONIO, TX 78205                                 WASHINGTON, DC 20036
    (210) 228-9500                                      (202) 835-0313 FAX:
    (210) 228-0781                                     FAX: (202)  835-0319



                                October 24, 2004

Board of Directors
CommerceFirst Bancorp, Inc.
1804 West Street
Suite 200
Annapolis, Maryland  21401

Gentlemen:

         As special legal counsel to CommerceFirst Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration and issuance of up to 20,000 shares (the "Shares") of the Company's Common Stock pursuant to the exercise of options under the CommerceFirst Bancorp, Inc. 2004 Non Incentive Option Plan (the "Plan").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                                     Sincerely,



                                                     /s/ Kennedy & Baris, L.L.P.



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                           COMMERCEFIRST BANCORP, INC.
                      2004 NON-INCENTIVE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. The purpose of this CommerceFirst Bancorp, Inc. 2004 Non-Incentive Stock Option Plan (the "Plan") is to advance the interests of the Company by providing certain key employees of the Bank and the Company, with the opportunity to acquire Shares, and to fulfill the Company's obligations under certain employment agreements with key employees instrumental in the organization and operation of the Company and the Bank.

2. DEFINITIONS. In this Plan:

         (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

         (b) "Agreement" means a written agreement entered into in accordance with Paragraph 5(c).

         (c) "Bank" means CommerceFirst Bank.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Bank Board" means the Board of Directors of the Bank.

         (f) "Change in Control" means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 33% of the Bank's or Company's voting stock, (2) the acquisition of the power to control the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the "Company Board") during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Committee" means the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

         (i) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         (j) "Company" means CommerceFirst Bancorp, Inc.

         (k) "Continuous Service" means the absence of any interruption or termination of service as an Employee of the Company, the Bank or an Affiliate, or as a member of the Board or the Bank Board. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, the Bank, an Affiliate or a successor.

         (l) "Effective Date" means the date specified in Paragraph 14 hereof.

         (m) "Employee" means any person employed by the Company, the Bank, or an Affiliate.


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         (n) "Exercise Price" means the price per Optioned Share at which an
Option may be exercised.

         (o) "Just Cause" means: (i) any willful act or action on the part of an Employee done in connection with or associated with such Employee's employment with the Company, the Bank or any Affiliate for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes hereof of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information or an indictment by any local, state or federal authority;

         (ii) any act of theft, fraud, deceit, misrepresentation, assault or battery in connection with or associated with the services rendered by an Employee to the Company, Bank or an Affiliate;

         (iii) any act, action, failure to act or omission which constitutes gross misconduct or gross negligence in connection with the services rendered by an Employee to the Company, Bank or An Affiliate; or

         (iv) any other termination for "cause under any unexpired employment agreement between the Employee and the Company, the Bank or any Affiliate."

         (p) "Market Value" means the fair market value of the Common Stock, determined as follows: If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the inside bid and inside asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the inside bid and inside asked price on such date in an organized trading market (including the "pink sheets"), or, if there is no such bid and asked price on such date, then on the next prior business day on which there was such a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

         (q) "Non-Employee Director" means any member of the Board or the Bank Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         (r) "Option" means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

         (s) "Optioned Shares" means Shares subject to an Option granted pursuant to this Plan.

         (t) "Outstanding Shares" means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

         (u) "Participant" means any person who receives an Option pursuant to the Plan, in accordance with the provisions of an employment agreement that was entered into prior to the Effective Date of the Plan.

         (v) "Permanent and Total Disability" means the unavailability or inability of an Employee, due to illness, injury or other physical or mental condition, to perform such Employee's ordinary employment duties for a period of sixty (60) consecutive days.

         (w) "Plan" means the CommerceFirst Bancorp, Inc. 2004 Non-Incentive Stock Option Plan.

         (x) "Share" means one share of Common Stock.


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         (y) "Transaction" means (i) the liquidation or dissolution of the
Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets.

3. TERM OF THE PLAN AND OPTIONS.

                  (a) Term of the Plan. The Plan shall continue in effect for a term of six years from the Effective Date unless sooner terminated pursuant to Paragraph 18. No Option may be granted under the Plan after one month from the Effective Date. The termination of the Plan shall not affect any outstanding Option, which shall continue to be governed by the provisions of this Plan.

                  (b) Term of Options. The term of each Option granted under the Plan shall be six years.

4. SHARES SUBJECT TO THE PLAN.

         (a) Except as otherwise required by the provisions of Paragraph 11, the aggregate number of Shares deliverable upon the exercise of Options pursuant to the Plan shall not exceed 20,000 Shares. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Maryland law.

         (b) If Options should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall not be available for the grant of additional Options under the Plan, and shall return to the status of unreserved authorized but unissued shares.

5. ADMINISTRATION OF THE PLAN.

         (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Non-Employee Directors and who shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Non-Employee members of the Board.

         (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion

            o     to select Participants and grant Options,

            o to determine the form and content of Options to be issued in the form of Agreements under the Plan,

            o     to interpret the Plan,

            o to prescribe, amend and rescind rules and regulations relating to the Plan, and

            o to make other determinations necessary or advisable for the administration of the Plan.

The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

         (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement:

            o     the Exercise Price of an Option,

            o the number of Shares subject to, and the expiration date of, the Option,

            o the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and

            o the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

         (d) Effect of the Committee's Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6. GRANT OF OPTIONS. The Committee shall grant options hereunder as follows:

------------------------------------------------------------------------
                    Name           Number of Shares Subject to Option
------------------------------------------------------------------------
      Milton D. Jernigan II                       2,500
------------------------------------------------------------------------
      Richard J. Morgan                          10,000
------------------------------------------------------------------------
      Lamont Thomas                               7,500
------------------------------------------------------------------------

7. EXERCISE PRICE FOR OPTIONS. Subject to adjustment in accordance with Section 11 hereof, the Exercise Price as to each Option granted under the Plan shall be $10.00 per Optioned Share.

8. EXERCISE OF OPTIONS.

         (a) Generally. Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share.

         (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by delivering to the Company, prior to the termination of such option:

                  o written notice of intent to exercise the Option with respect to a specified number of Shares, and payment to the Company (contemporaneously with delivery of such notice) in cash.

Each such notice (including required payment) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices.

         (c) Period of Exercisability. An Option may be exercised by a Participant through the end of the term, subject to such exceptions as are set forth below, but not later than the date on which the Option would otherwise expire), except if the Participant's Continuous Service terminates by reason of:

         (1) Just Cause, in which case the Participant's rights to exercise such Option shall expire on the date of such termination of Continuous Service;

         (2) death, in which case, to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised through end of the term;

         (3) Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised through end of the term;

         (4) In the case of a Participant who is only a member of the Board or Bank Board, removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, in which case the Participant's rights to exercise such Option shall expire on the date of such removal.

         (d) Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Permanent and Total Disability.

         (e) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9. CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

         (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         10. RESTRICTIONS ON SALE OF SHARES

         (a) Restrictions. In connection with any Agreement the Committee, in its sole discretion, may include as a term of any Option the right of the Company but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options (the "Repurchase Right"). The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Company to transfer or assign such right to another party. The Company may exercise the Repurchase Right only to the extent permitted by applicable law.

         (b) Legends. The Company shall be entitled to note any restrictions on transfer, including any restrictions arising as a result of state or federal securities laws, in its transfer records, and to inscribe on each share certificate representing Shares issued upon the exercise of Options a legend noting such restrictions.

11. EFFECT OF CHANGES IN CONTROL AND CHANGES IN COMMON STOCK SUBJECT TO THE
PLAN.

         (a)      Effects of Change in Control.

                  (1) Notwithstanding the provisions of any Option that provides for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon a Change in Control.

                  (2) At the time of a Change in Control which does not constitute a Transaction, at the sole and absolute discretion of the Committee, any or all outstanding Options may be cancelled, in exchange for which cancellation the Participant shall receive a cash payment in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option over the Exercise Price of such Options, provided that in no event may an Option be cancelled in exchange for cash pursuant to this paragraph
                  (a)(2) within the six-month period following the date of its grant.

                  (3) In the event there is a Transaction, all outstanding Options shall be surrendered. With respect to each Option so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Option so surrendered shall receive in exchange for such Options:

                           (A) for each Share then subject to an outstanding Option, an Option for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

                           (B) the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

                           (C) a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option.

                          (b) Recapitalizations; Stock Splits, Etc. The number
and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

                          (c) Conditions and Restrictions on New, Additional, or
Different Shares or Securities. If, by reason of any adjustment made pursuant to this section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

                         (d) Other Issuances. Except as expressly provided in
this section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.


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12. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

14. EFFECTIVE DATE. The Plan shall be effective as of August 27, 2004.

15. AMENDMENT AND TERMINATION OF THE PLAN. The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Paragraph 4 or to extend the terms of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

16. RESERVATION OF SHARES. The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

17. WITHHOLDING TAX. The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations arising from the exercise of options (or such earlier time that the Participant makes an election under Section 83(b) of the Code, if applicable).

18. NO EMPLOYMENT OR OTHER RIGHTS. In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. This Plan, or the grant of an Option hereunder, shall not create any right to be granted an additional Option.

19. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.